Exhibit 2.1

                              REAL ESTATE CONTRACT

         THIS REAL ESTATE CONTRACT (this "Contract") is entered into this 30th day of June, 2001, by and among AMERICAN PHYSICIANS SERVICE GROUP, INC., a Texas corporation ("APSG"), and APS REALTY, INC., a Delaware corporation ("APSR") (collectively, "Sellers" and individually, "Seller") and PRIME MEDICAL MANAGEMENT, INC., a Nevada corporation ("Buyer"), who, for good and valuable consideration, agree as follows:

         1. SALE; PROPERTY. Each Seller agrees to sell and convey its respective interests in, and Buyer agrees to purchase and pay for, the following described property, all of which is referred to in this Contract as "Property":

                  (a) LAND. The tract of land described as follows: Being the units in the Capital View Center Condominiums located in Travis County, Texas, and more fully described in the Exhibit "A" attached hereto and made a part hereof.

                  (b) APPURTENANCES. All of Seller's rights and appurtenances to the Land, including, without limitation, any right, title and interest of Seller in and to any and all easements and adjacent streets, waterways, roads, alleys or rights-of-way, open or proposed, and all rights, titles and interests of Seller in and to any reversionary rights, if any, attributable or appurtenant to the Land.

                  (c) IMPROVEMENTS. Any and all buildings, structures, fixtures or other improvements located on the Land.

                  (d) PROPERTY CONDITION. At Closing, Seller will convey and deliver its Property to Buyer in its then existing, as is, where is, condition. Seller shall not be required to make any alterations, additions or improvements to its Property. Except as otherwise provided herein, Seller makes no representations or warranties as to its Property or any information delivered by Seller to Buyer in connection with its Property.

         2. PURCHASE PRICE. Subject to the conditions of this Contract, Buyer agrees to pay the following purchase price in the following manner at Closing (as hereinafter defined):

                  (a) PURCHASE PRICE. Buyer agrees to pay the purchase price of Six Million Seventy-Five Thousand and No/100 Dollars ($6,075,000.00) for the Property. This amount shall be allocated as follows:
$1,591,000 to APSG for its Property and $4,484,000 to APSR for its Property.

                  (b) CASH PAYMENT. The total amount of the Purchase Price shall be paid in cash at the Closing.


         3.       TITLE COMMITMENT.

                  (a) TITLE COMMITMENT. Buyer, if requested by Buyer's lender, at Buyer's sole cost and expense, shall obtain a commitment for an owner's policy of title insurance ("Title Commitment") in the amount of the Purchase Price from Title Company. Buyer shall notify Sellers in writing of those items shown in the Title Commitment which Buyer finds objectionable ("Title Objections"). Each Seller may, but shall have no obligation to correct or remove the Title Objections specific to its Property. If the Title Objections are not corrected or deleted to Buyer's satisfaction prior to closing, then Buyer may either:

                           (1)      Terminate  this  Contract by written  notice
to Sellers and Title Company, in which event the Title Company shall refund the Escrow Deposit to Buyer, and all parties shall be released from all further obligations under this Contract; and/or

                           (2)      Waive all or any of the Title  Objections
and  close the  transaction  with no reduction in the Purchase Price.

                  (b) PERMITTED EXCEPTIONS. The standard printed exceptions on a TLTA Form-1, all other exceptions appearing on the Title Commitment which are not Title Objections or Title Objections waived by Buyer shall be "Permitted Exceptions."

         4. SELLERS' REPRESENTATIONS. With respect to itself and its respective Property, each Seller represents to Buyer as follows:

                  (a) SELLER'S AUTHORITY. The person signing this Contract on behalf of Seller has the full right, power, and authority to enter into this Contract as Seller, and to carry out Seller's obligations, including the conveyance of its Property to Buyer as provided in this Contract, without the joinder of any other person.

                  (b) COMPLIANCE WITH REGULATIONS. Seller has not received any written notice that its Property violates any restrictive covenant, or any city, county, state or federal regulation, ordinance or statute.

                  (c) MECHANIC'S LIENS. As of the Closing, there will be no unpaid bills for labor or materials furnished to Seller in connection with its Property that could cause a mechanic's or materialmen's lien to be filed against its Property.

                  (d) CONDEMNATION. To the current actual knowledge of Seller, there is no pending condemnation or similar proceeding affecting its Property, nor has Seller any current actual knowledge that any such action is presently threatened or contemplated.

         The representations of each Seller set forth in this Section are made as of the date hereof. Each Seller makes no representation that there will be no change in any of the representations of Seller set forth herein prior to Closing; however, each Seller agrees that it will not take any action to cause a breach of any of its representations. The representations of each Seller set forth herein shall not survive the Closing, but shall merge therein.

         5.       CLOSING.

                  (a) DATE AND PLACE. The consummation of the sale and purchase of the Property contemplated by this Contract (the "Closing") shall occur on or before June 30, 2001 (the "Closing Date"). The exact date shall be specified in a written notice from Buyer to Sellers. The Closing shall occur in the offices of Akin, Gump, Strauss, Hauer & Feld, L.L.P., 816 Congress Avenue, Suite 1900, Austin, Texas 78701.

                  (b) SELLERS' OBLIGATIONS AT CLOSING. At the Closing, each Seller, at its sole cost and expense, shall deliver, or cause to be delivered, to Buyer the following with respect to its own Property:

                           (1)      SPECIAL WARRANTY DEED.  Seller shall execute
and deliver to the Title Company for recording a Special Warranty Deed, fully executed and acknowledged by Seller, conveying indefeasible fee simple title to the Property, subject only to the Permitted Exceptions.

                           (2)      OTHER INSTRUMENTS. Seller shall  execute and
deliver such other documents as are customarily executed in Texas in connection with the conveyance of real property, including all required closing statements, releases, affidavits, evidences of authority to execute the documents, and any other instruments that may be required by the Title Company.

                           (3)      POSSESSION. Seller shall deliver  possession
of the  Property  to  Buyer at Closing.

                           (4)      ROLL-BACK  TAXES. If the  Property  has been
assessed as "open space" or "agricultural" land, Buyer agrees to pay all subsequent ad valorem tax assessments and penalties for any period prior to the Closing due to any change in ownership or usage of the Property. The foregoing provisions shall survive termination of this Contract.

                           (5) FOREIGN INVESTMENT IN REAL PROPERTY TAX ACT REQUIREMENTS. Seller and Buyer agree to comply with all requirements of the Foreign Investment In Real Property Tax Act, as amended, and applicable IRS Regulations ("FIRPTA"). If Seller is not a "foreign person" as defined in FIRPTA, this requirement includes the delivery of a Certificate at Closing verifying that Seller is not a foreign person. If Seller is a foreign person or if Seller fails to deliver the required Certificate, Seller acknowledges that a portion of the Purchase Price that would otherwise be paid to Seller at the Closing must be withheld in order to comply with the FIRPTA requirements.

                  (c)      Buyer's Obligations At Closing.

                           (1)      CONDITIONS   FOR   CLOSING.   Buyer  shall
not be obligated to close this transaction until all of the requirements and conditions for the Closing have been performed as required herein. At Buyer's option, any of such conditions that are unsatisfied at the time of Closing may be waived by Buyer.

                           (2)      PAYMENT OF PURCHASE PRICE.  At the Closing,
Buyer shall pay the Purchase Price in cash.

                  (d) CLOSING COSTS. Each Seller, in their prorata portions, and Buyer agree to pay the following costs at the Closing:

                           (1) PAID BY SELLER. Seller agrees to pay (according to its prorata portion) the cost of preparing the Special Warranty Deed; the premium for the Owner"s Title Policy, if required; the cost of preparing and recording any releases and other documents necessary to convey the Property in accordance with this Contract; one-half (1/2) of any escrow or closing fee charged by the Title Company; and any other similar closing costs customarily paid by a seller of real property.

                           (2) PAID BY BUYER. Buyer agrees to pay the recording fees for the Special Warranty Deed; one-half (1/2) of any escrow or closing fee charged by the Title Company; the lender's fees and charges, the premium for the Mortgagee's Title Policy, if required, and any other similar closing costs customarily paid by a Buyer of real property.

                  (e) PRORATIONS. All ad valorem taxes relating to the Property for the year of the Closing shall be prorated as of the date of Closing among Sellers, as to their respective Property, and Buyer. If the amount of taxes for that year are not known at the time of Closing, the prorations shall be based on the taxes for the year prior to Closing.

         6.       DEFAULTS AND REMEDIES.

                  (a) BUYER'S DEFAULT AND SELLER'S REMEDIES. Buyer shall be deemed to be in default under this Contract if all of Buyer's conditions to Closing have been satisfied and Buyer fails or refuses to perform Buyer's obligations at Closing for any reason other than a default by a Seller or termination by Buyer under some provision of this Contract. If Buyer is deemed to be in default under this Contract, either Seller may, at its sole option, do any one or more of the following: (i) terminate this Contract by written notice delivered to Buyer on or before the date of Closing; (ii) enforce specific performance of this Contract against Buyer; (iii) exercise any other right or remedy each Seller may have at law or in equity by reason of such default, including recovery of any damages suffered by such Seller because of the default by Buyer.

                  (b) SELLERS' DEFAULTS AND BUYER'S REMEDIES. A Seller shall be deemed to be in default under this Contract on the occurrence of any of one or more of the following events: (i) any of a Seller's warranties or representations set forth in this Contract is or becomes untrue at anytime on or before the Closing; or (ii) a Seller fails to meet, comply with or perform any covenant, agreement or obligation within the time limits and in the manner required in this Contract. If a Seller is deemed to be in default under this Contract, Buyer may, at Buyer's sole option, do any one or more of the following: (i) terminate this Contract by written notice delivered to Sellers on or before the date of Closing; or (ii) enforce specific performance of this Contract against the defaulting Seller.

                  (c) ATTORNEY'S FEES. If any party to this Contract defaults in the performance required hereunder, and the non-defaulting party employs an attorney to enforce the terms


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

hereof, such non-defaulting party shall be entitled to reasonable attorney's fees from the defaulting party if such non-defaulting party prevails in any litigation to enforce this Contract.

         7.       COMMISSION.

                  (a) Indemnity. SELLERS AND BUYER EACH WARRANT AND REPRESENT TO THE OTHERS THAT NONE OF THEM HAS DEALT WITH ANY AGENT OR BROKER IN CONNECTION WITH THE SALE AND PURCHASE OF THE PROPERTY, AND SELLERS AND BUYER EACH AGREE TO INDEMNIFY AND HOLD THE OTHER PARTIES HARMLESS FROM ANY LOSS, LIABILITY, OR EXPENSE SUFFERED BY ANOTHER PARTY BY REASON OF A BREACH OF SUCH WARRANTY AND REPRESENTATION. THE FOREGOING INDEMNITY SHALL SURVIVE TERMINATION OF THIS CONTRACT.

                  (b) NOTICE. Buyer is hereby advised by Sellers that Buyer should have the abstract covering the Property examined by an attorney of the Buyer's own selection, or that such Buyer should be furnished with or obtain a policy of title insurance, and by signing this Contract Buyer acknowledges receipt of this notice.

         8. NOTICE. All notices, demands and requests which may be given or which are required to be given by any party to the other parties, and any exercise of a right of termination provided by this Contract, shall be in writing and shall be deemed effective when: (i) personally delivered to the intended recipient; (ii) sent, by certified or registered mail, return receipt requested, addressed to the intended recipient at the address specified below;
(iii) delivered in person to the address set forth below for the party to whom the notice was given; (iv) deposited into the custody of a recognized overnight delivery service, addressed to such party at the address specified below; or (v) sent by facsimile, provided that receipt for such facsimile is verified by the sender and followed by a notice sent in accordance with one of the other provisions set forth above. For purposes of this Section 9, the addresses of the parties for all notices are as follows (unless changed by similar notice in writing given by the particular person whose address is to be changed):

         If to a Seller:            American Physicians Service Group, Inc.
                                    1301 Capital of Texas Highway
                                    Suite C-300
                                    Austin, Texas  78746
                                    Attention:  Cheryl Williams
                                    Phone No.  (512) 314-4506
                                    Fax No.  (512) 328-8510

                                    APS Realty, Inc.
                                    1301 Capital of Texas Highway
                                    Suite C-300
                                    Austin, Texas  78746
                                    Attention:  Cheryl Williams
                                    Phone No.  (512) 314-4506
                                    Fax No.  (512) 328-8510


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

If to Buyer:                        Prime Medical Management, Inc.
                                    1301 Capital of Texas Highway
                                    Suite C-300
                                    Austin, Texas  78746
                                    Attention:  Cheryl Williams
                                    Phone No.  (512) 314-4506
                                    Fax No.  (512) 328-8510


         9.      MISCELLANEOUS.

                  (a) ASSIGNMENT OF CONTRACT. This Contract may not be assigned by Buyer without the prior, written consent of Sellers, such consent not to be unreasonably withheld.

                  (b) SURVIVAL OF COVENANTS. Any of the representations, warranties, covenants and agreements of the parties, as well as any rights and benefits of the parties, pertaining to a period of time following the Closing shall survive the Closing and shall not be merged therein.

                  (c) Texas Law to Apply. THIS CONTRACT SHALL BE CONSTRUED UNDER AND IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS, AND ALL OBLIGATIONS OF THE PARTIES CREATED BY THE CONTRACT ARE PERFORMABLE IN TRAVIS COUNTY.

                  (d) PARTIES BOUND. This Contract shall be binding upon and inure to the benefit of the parties to this Contract and their respective heirs, executors, administrators, legal representatives, successors and assigns.

                  (e) LEGAL CONSTRUCTION. In case any one or more of the provisions contained in this Contract shall for any reason be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision of the Contract, and this Contract shall be construed as if such invalid, illegal, or unenforceable provision had never been contained in the Contract.

                  (f) PRIOR AGREEMENTS SUPERSEDED. This Contract constitutes the sole and only agreement of the parties to the Contract and supersedes any prior understandings or written or oral agreements between the parties concerning the purchase of the Property.

                  (g) TIME OF ESSENCE. Time is of the essence of this Contract.


                  (h) GENDER. Words of any gender used in this Contract shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, and vice versa, unless the context requires otherwise.

                  (i) MULTIPLE COUNTERPARTS. This Contract may be executed in a number of identical counterparts which, taken together, shall constitute collectively one (1) agreement; but in making proof of this Contract, it shall not be necessary to produce or account for more than one such counterpart.


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

                  (j) DAYS AND DEADLINES. As used in this Contract, "days" shall mean and refer to calendar days. However, if a deadline falls or notice is required on a Saturday, Sunday or a legal banking holiday, then the deadline or notice shall be extended to the next calendar day which is not a Saturday, Sunday or a legal banking holiday.

                  (k) EFFECTIVE DATE. The Effective Date of this Contract shall be the date of the last party (Buyer or Sellers) to sign.

         EXECUTED by Sellers on June 30, 2001.

                    SELLERS:

                    AMERICAN PHYSICIANS SERVICE GROUP, INC., a Texas corporation


                    By:
                         /s/ W.H. Hayes
                         ------------------------
                    Name:
                           H.H. Hayes
                         ------------------------
                    Title:
                           Sr. Vice President
                         ------------------------


                    APS REALTY, INC., a Delaware corporation


                    By:
                         /s/ W.H. Hayes
                         -------------------------
                    Name:
                            W.H. Hayes
                         -------------------------
                    Title:
                            Vice President
                         -------------------------

         EXECUTED by Buyer June 30, 2001.

                    BUYER:

                    PRIME MEDICAL MANAGEMENT, INC., a Nevada corporation


                    By:
                          /s/ Cheryl Williams
                          -------------------------------
                    Name:
                             Cheryl Williams
                          -------------------------------
                    Title:
                           Sr. Vice President, Finance
                          -------------------------------

                                    Exhibit A
                                Legal Description

APSG Land:
---------

The Units described below, together with the appurtenant interests in Common Elements as described below of the Capital View Center Condominiums (formerly known as the Barnes/Connally Center Condominiums), a condominium project in Travis County, Texas, established pursuant to the Enabling Declaration and
Master Deed for the Establishment of a Condominium Regime for the Barnes/Connally Center Condominiums, Travis County, Texas, dated December 12, 1983, recorded on December 16, 1983, in Book 8374, Pages 161 through 211 of the Travis County Real Estate Records, Travis County, Texas, as amended by the First Amendment to the Enabling Declaration and Master Deed for the Establishment of a Condominium Regime for the Barnes/Connally Center Condominiums dated November 10, 1987, recorded on February 1, 1988, in Book 10569, Pages 483 and 484 of the Travis County Real Estate Records, Travis County, Texas, as further amended by the Second Amendment to the Enabling Declaration and Master Deed for the Establishment of a Condominium Regime for the Capital View Center Condominiums to Provide for the Reconfiguration of Units 2-A-2, 3-A-2, 4-A-2, and 5-A-2, dated March 1, 1991, recorded on March 15, 1991, in Book 11394, Pages 683 through 687 of the Travis County Real Estate Records, Travis County, Texas, as further amended by the Third Amendment to the Enabling Declaration and Master Deed for the Establishment of a Condominium Regime for the Capital View Center Condominiums to Provide for the Reconfiguration of Unit 1-A-2 dated April 6, 1995, recorded on April 14, 1995 in Book 12416, Pages 328 through 346 of the Travis County Real Estate Records, Travis County, Texas, located on a parcel of land being all of Barnes and Connally Subdivision, as recorded in Book 82, Pages 346 and 347 of the Travis County Plat Records, Travis County, Texas:

Unit No.  Building   Square Feet   % of Appurtenant Interests in Common Elements
-------   --------   -----------    --------------------------------------------

  1B2        B          6115                           6.4802
  2B2        B          5672                           6.0108

APSR Land:
---------

The Units described below, together with the appurtenant interests in Common Elements as described below of the Capital View Center Condominiums (formerly known as the Barnes/Connally Center Condominiums), a condominium project in Travis County, Texas, established pursuant to the Enabling Declaration and Master Deed for the Establishment of a Condominium Regime for the Barnes/Connally Center Condominiums, Travis County, Texas, dated December 12, 1983, recorded on December 16, 1983, in Book 8374, Pages 161 through 211 of the Travis County Real Estate Records, Travis County, Texas, as amended by the First Amendment to the Enabling Declaration and Master Deed for the Establishment of a Condominium Regime for the Barnes/Connally Center Condominiums dated November 10, 1987, recorded on February 1, 1988, in Book 10569, Pages 483 and 484 of the Travis County Real Estate Records, Travis County, Texas, as further amended by the Second Amendment to the Enabling Declaration and Master Deed for the Establishment of a Condominium Regime for the Capital View Center Condominiums to Provide for the Reconfiguration of Units 2-A-2, 3-A-2, 4-A-2, and 5-A-2, dated March 1, 1991, recorded on March 15, 1991, in Book 11394, Pages 683 through 687 of the Travis County Real Estate Records, Travis County, Texas, as further amended by the Third Amendment to the Enabling Declaration and Master Deed for the Establishment of a Condominium Regime for the Capital View Center Condominiums to Provide for the Reconfiguration of Unit 1-A-2 dated April 6, 1995, recorded on April 14, 1995 in Book 12416, Pages 328 through 346 of the Travis County Real Estate Records, Travis County, Texas, located on a parcel of land being all of Barnes and Connally Subdivision, as recorded in Book 82, Pages 346 and 347 of the Travis County Plat Records, Travis County, Texas:

Unit No.  Building   Square Feet   % of Appurtenant Interests in Common Elements
--------  --------   -----------   ---------------------------------------------

  1C1        C           2459                       2.6059
  2C1        C           1941                       2.0569
  3C1        C           4938                       5.2329
  1C2        C           11056                      11.7163
  1C3        C           11056                      11.7163


                                      A-2